LV ADMINISTRATIVE SERVICES, INC.
                         335 MADISON AVENUE, 10TH FLOOR
                            NEW YORK, NEW YORK 10017


              VIA TELECOPY AND FEDERAL EXPRESS (Next Day Delivery)
              ----------------------------------------------------


January 31st, 2008

American Technologies Group, Inc.
412 West Bolt Street
Fort Worth, Texas 76113
Attention:  Thomas E. Durkin III

Dear Mr. Durkin,

LV Administrative Services, Inc. has been appointed as administrative and collateral agent for Laurus Master Fund, Ltd. ("Laurus"). In this capacity, reference is made to the (i) Secured Revolving Note in the amount of $7,000,000.00 dated September 7th, 2005 (as amended, modified or supplemented from time to time, the "Revolving Note"); (ii) Secured Convertible Minimum Borrowing Note in the amount of $3,000,000.00 dated September 7th, 2005 (as amended, modified or supplemented from time to time, the ("Minimum Borrowing Note"), (iii) Secured Convertible Term Note A in the amount of $3,000,000.00 dated September 7th, 2005 (as amended, modified or supplemented from time to time, the ("Term Note A"); (iv) Secured Convertible Term Note B in the amount of $2,000,000.00 dated September 7th, 2005 (as amended, modified or supplemented from time to time, the ("Term Note B"), (collectively, the "Notes") made by American Technologies Group, Inc., (the "Borrower"), to the Laurus. All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in he Notes.

On January 31st, 2008, Laurus notified the Borrower that Events of Default had occurred and are continuing (beyond any applicable cure or grace period) under
(i) Section 19(a) of the Security Agreement dated September 7th, 2005 as a result of the Borrower's failure to make payment of Obligations (as defined in the Security Agreement) due and owing; (ii) Section 3.1 of the Revolving Note as a result of the occurrence of an Event of Default under the Security Agreement;
(iii) Section 4.1 of the Minimum Borrowing Note as a result of the occurrence of an Event of Default under the Security Agreement; (iv) Section 4.1 of Term Note A as a result of the occurrence of an Event of Default under the Security Agreement; and (v) Section 4.1 of Term Note B as a result of the occurrence of an Event of Default under the Security Agreement.

Each of the Existing Events of Default continues to exist as of the date hereof. Further, Laurus hereby notify you that all obligations due and owing under the documents are hereby accelerated without further action or notice to any party hereto and are immediately due and payable.

The occurrence and continuance of each Event of Default under the Term Note entitles Laurus to exercise is rights and remedies under the Notes Ancillary Agreements (as defined in the Security Agreement), any other documents related to the foregoing (collectively the "Documents") and applicable law. As of January 31st, 2008, the Borrower is past due in the amount of $13,580,810 ($10,350,000 in principal amortization, $96,777 in accrued interest, and $3,134,033 in Default Fees) (the foregoing, collectively, the "Past Due Amount"). Laurus hereby demands that Borrower pay, in immediately available funds, the Past Due Amount to the Laurus no later than 2 p.m. (New York time) on February 1st, 2008 (the "Acceleration Date").

If the Borrower shall fail to pay the Past Due Amount on or prior to the Acceleration Date as set forth in the immediately preceding sentence, without further notice to the Borrower, Laurus may, in connection therewith, take such other steps in accordance with the aforementioned documents as it deems necessary to protect its interests and may enforce and exercise any and all of its rights, remedies, liens and security interests under any or all of the Documents and/or applicable law. This letter shall constitute an acceptable form of notice from Laurus to the Borrower referred to in Section 29 of the Security Agreement and the date hereof shall constitute the commencement of the Default Notice Period.

Nothing contained herein shall (a) limit in any manner whatsoever each party's obligation to comply with, and Laurus' right to insist on each party's compliance with, each and every term of the Documents, or (b) constitute a waiver of any Event of Default or any right or remedy available to Laurus, or of the Borrower's or any other person's obligation to pay and perform all of its obligations, in each case whether arising under any Document, applicable law and/or in equity, all of which rights and remedies howsoever arising are hereby expressly reserved, are not waived and may be exercised by Laurus at any time, and none of which obligations are waived.

Very truly yours,
LV ADMINISTRATIVE SERVICES, INC. as AGENT



         /s/ Lloyd W. Davis
         Authorized Signatory

Cc:      Loeb & Loeb LLP
         345 Park Avenue
         New York, New York 10154
         Attn:  Scott Giordano, Esq.
         Phone:  212-407-4000
         Fax:     212-504-2669

         Sichenzia Ross Friedman Ference LLP
         1065 Avenue of the Americas, 21st Floor
         New York, New York 10018
         Attn:  Gregory Sichenzia, Esq.
         Phone:  212-930-9700
         Fax:  212-930-9725